Exhibit 10.52

THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Third Amendment (“Third Amendment”) to Exclusive License Agreement effective as of July 12, 2022 (“Third Amendment Effective Date”) is by and between: EISAI INC., with its principal office at 200 Metro Blvd., Nutley, NJ 07110, United States of America (“Eisai”) and ALLARITY THERAPEUTICS, INC., with its principal office at 210 Broadway, Suite #201, Cambridge MA 02139, together with its wholly-owned subsidiaries (“Allarity”)(formerly Oncology Venture A/S), with reference to the following:

WITNESSETH:

WHEREAS, as of July 6, 2017, the Parties entered into an Exclusive License Agreement, (the “Original Agreement”) relating to the cancer drug E7449 (now Stenoparib (2X-121)), a PARP inhibitor;

WHEREAS, as of December 11, 2020, the Parties executed a First Amendment to said Exclusive License Agreement, expanding the Field;

WHEREAS, as of August 3, 2021, the Parties executed a Second Amendment to said Exclusive License Agreement, extending the due date for the Extension Payment and related clinical trial enrollment deadlines; and

WHEREAS, the Parties now desire to amend certain provisions of the Original Agreement (as amended) in order to (1) further postpone the due date of the Extension Payment (as defined below) and extending the deadline for Allarity’s Successful Completion of its first Phase 1b or Phase 2 clinical trial for Stenoparib; and (2) amend terms related to Eisai’s right of termination of Development.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants of Parties set forth herein, the Parties have agreed as follows:

1.	Definitions

Capitalized terms used in this Third Amendment and not defined herein shall have the meanings assigned thereto in the Original Agreement.

2.	Amendments and Agreements

1) Section 7.6 of the Original Agreement (as amended), “Extension Payment”, is hereby amended and restated in its entirety as follows:

Section 7.6 Extension Payment. Allarity and Eisai desire to extend the timeframe for Allarity’s Successful Completion of the first Phase 2 Clinical Trial of the Product beyond December 31, 2022. In consideration of this extended timeframe, and Allarity not achieving the minimum patient enrollment, by July 1, 2022, set out in the Second Amendment, Allarity shall make payments to Eisai of One Million U.S. Dollars (the “Extension Payment”) as follows: (i) one hundred thousand dollars ($100,000.00) within ten (10) days of the execution of this Third Amendment; and (ii) nine hundred thousand dollars ($900,000.00) on or before April 1, 2023. For purposes of clarity, once the Extension Payment is paid in full, Allarity shall have until April 1, 2024 to complete enrollment in a further Phase 1b or Phase 2 Clinical Trial of the Product.

2) Section 14.2(f)(i) of the Original Agreement, “Eisai Right of Termination for Development”, is hereby amended and restated in its entirety as follows:

Section 14.2(f) Eisai Right of Termination for Development.

(i) If Allarity and/or its Affiliates or sublicensees have not achieved Successful Completion of a further Phase 1b or Phase 2 Clinical Trial of the Product prior to April 1, 2024, Eisai may terminate this Agreement in its entirety, in its sole discretion on at least one hundred and twenty (120) days prior written notice. A Successful Completion of a Phase 1b Clinical Trial will be defined the same as a Successful Completion of a Phase 2 Clinical Trial with at least a twenty percent (20%) objective response rate.

3.	Effect

This Third Amendment shall be effective from the Third Amendment Effective Date.

4.	No Other Amendments

This Third Amendment shall be deemed to be part of and incorporated into the Original Agreement. Except as expressly set forth in this Third Amendment, all of the terms and conditions of the Original Agreement shall remain unchanged and are ratified, confirmed in all respects, and remain in full force and effect.

5.	Counterparts

This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Third Amendment delivered by facsimile transmission or by electronic mail in “portable document format” shall be as effective as an original executed signature page.

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment through their duly authorized representatives and made effective as of the Third Amendment Effective Date.

Allarity Therapeutics, Inc.		Eisai, Inc.

By:	/s/ James G. Cullem	By:	/s/ Takashi Owa
Name:	James G. Cullem, J.D.	Name:	Takashi Owa
Title:	Chief Executive Officer	Title:	Chief Scientific Officer
Deep Human Biology Learning
Eisai Inc.

Date:	17 August 2022	Date:	17 August 2022

[Signature Page to Third Amendment to Exclusive License Agreement between Allarity and Eisai]

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